Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	JOHN P. NELSON
PRESIDENT
(515) 232-6251

May 18, 2020

AMES NATIONAL CORPORATION POSTPONES DECLARATION OF CASH DIVIDEND

AMES, IOWA – On May 13, 2020, the Board of Directors (the “Board”) of Ames National Corporation (the “Company”) determined to defer a decision on declaring a cash dividend to be payable in August of 2020 and to revisit the issue at the Board’s next meeting to be held in July, 2020 when additional information will be available regarding the impact of the COVID-19 pandemic on the Company’s capital, financial condition, liquidity and results of operations. As always, the decision to declare a dividend and the amount thereof rests within the discretion of the Board and will be subject to, among other things, results of operations, future earnings, capital requirements and the financial condition of the Company, as well as regulatory restrictions applicable to the payment of dividends by the Company’s banking subsidiaries.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO. The Company’s affiliate banks include: First National Bank, Ames, Iowa; Boone Bank & Trust Co., Boone, Iowa; State Bank & Trust Co., Nevada, Iowa; Iowa State Savings Bank, Creston, Iowa; Reliance State Bank, Story City, Iowa; and United Bank & Trust NA, Marshalltown, Iowa. Additional information about the Company can be found at www.amesnational.com.